LETTERHEAD OF IRON EAGLE GROUP, INC.

Company Contact:
Iron Eagle Group, Inc.
Mr. Jason M. Shapiro, CFA, CPA, J.D.
Chief Executive Officer
Phone:  +1 (917) 969-4845
Email: jasons@ironeaglegroup.com
Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Transfers Membership Interests of Delta and Announces
Increased Discussions with Multiple Acquisition Targets

NEW YORK, NY, September 26, 2011 (Marketwire) --- Iron Eagle Group, Inc. (OTCQB:IEAG), a construction and contracting services provider in the infrastructure, commercial, and government markets, today announced that Bruce Bookbinder, the CEO and previous owner of Delta Mechanical Contractors LLC ("Delta"), has reacquired 100% of the membership interests of Delta from Iron Eagle. Iron Eagle also announced that it has had increased discussions with multiple high quality acquisition targets focused on infrastructure construction.

Iron Eagle had a $9,000,000 Seller Note related to the acquisition of Delta in January 2011 that was ultimately due on September 16, 2011. Iron Eagle had planned to raise the capital to repay the Seller Note through public and private markets. Due to market conditions, Iron Eagle was unable to raise the capital by the due date and Mr. Bookbinder exercised his right to revert 100% of the membership interests back to him which also simultaneously extinguished the $9,000,000 Seller Note. In the meantime, Iron Eagle, Mr. Bookbinder, and private investors are in discussions regarding the reacquisition of Delta by Iron Eagle.

Iron Eagle also announced that it has had increased discussions with multiple high quality acquisition targets focused on infrastructure construction. The management of Iron Eagle has reviewed and previously worked with these companies for an average of over 5 years. Each of these companies has over 5 years of profitability, strong audited balance sheets, top tier management teams who want to stay for at least 4 years, and are key players in their region. The total revenue for these companies is approximately $150,000,000 and $20,000,000 of EBITDA for the twelve months ending December 2011. This would be in addition to the revenue and EBITDA provided by the potential reacquisition of Delta. These financial results are provided by the management of the selling companies and are subject to additional due diligence. Due to confidentiality agreements, the names of the companies and terms of any
agreements have not been disclosed.   Note that there is no certainty
that Iron Eagle will close these acquisitions.




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About Iron Eagle Group, Inc.
Iron Eagle is a leading infrastructure company dedicated to the rebuilding of America's infrastructure. Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a compelling strategic plan to capitalize on the annual $100 billion market opportunity in infrastructure construction created by government spending at the federal, state, and municipal levels throughout the United States. Through the experience and track records of its management team, along with a strong and diversified balance sheet, Iron Eagle believes it will have a major competitive advantage by being able to provide higher levels of construction surety bonds to support its infrastructure projects. Iron Eagle will further target additional growth opportunities through the highly focused bidding of federal, state, and municipal construction projects as well as working as a subcontractor to some of the multi-billion dollar prime contractors in the United States. Additionally, Iron Eagle expects to grow by making accretive acquisitions in segments of its industry with large growth potential.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.